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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           FUSA CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


         NEVADA                   7370                       51-0520296
-------------------    ----------------------------     -----------------------
(State or Other        (Primary Standard Industrial        (I.R.S. Employer
 Jurisdiction of        Classification Code Number)      Identification Number)
 Incorporation or
 Organization)
                             ----------------------

                             2005 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                             ----------------------

                               JENIFER OSTERWALDER
                             CHIEF EXECUTIVE OFFICER
                          1420 FIFTH AVENUE, 22ND FLOOR
                              SEATTLE, WA 89101

                                    COPY TO:

                              JONATHAN DARIYANANI, ESQ.
                               1329 CLAY STREET, SUITE 3
                            SAN FRANCISCO, CALIFORNIA 94109
                            TELEPHONE: (415) 699-7121
                            FACSIMILE: (415) 358-5548

                             ----------------------

    FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
        (Approximate Date of Commencement of Proposed Sale to the Public)

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                 Proposed Maximum   Proposed Maximum
Amount of
                 Title of Each Class of         Amount to be      Offering Price   Aggregate Offering
Registration
              Securities to be Registered       Registered (1)       per Share           Price              Fee
-------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share:         1,500,000          $2.80 (2)       $4,200,000 (2)         $494
shares authorized and reserved for issuance
=========================================================================================================================

(1) Pursuant to Rule 416, the registration statement also covers such indeterminate additional shares of common stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the 2005 Stock Option Plan (the "Plan").
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act of 1933 on the basis of the average of the high and low prices reported for shares of common stock of the Registrant on the OTC Bulletin Board on April 19, 2005.

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                                EXPLANATORY NOTES

     FUSA Capital Corporation has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares of our common stock, $0.0001 par value per share, issuable under our 2005 Stock Option Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     We will provide documents containing the information specified in Part 1 of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act. Pursuant to the instructions to Form S-8, we are not required to file these documents either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.




                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The   following   documents   filed  by  FUSA  Capital   Corporation   (the
"Registrant") with the Commission are incorporated by reference in this registration statement on Form S-8 (the "Registration Statement"):

     (1) Our Annual Report for the period ended December 30, 2004 on Form 10-K filed March 31, 2005;

     (2) Our Current Report on Form 8-K, filed April 19, 2005;

     (3) Our Current Report on Form 8-K, filed April 12, 2005.

     (4) The description of our common stock contained in our Registration Statement on Form 10, filed May 01, 2003 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.;

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Articles of Incorporation of the Registrant provides that it shall indemnify to the fullest extent permitted by Nevada Corporate Law, any person whom it may indemnify thereunder, including the directors, officers, employees and agents of the Registrant. In addition, the Registrant's Certificate of Incorporation eliminates, to the extent permitted by Nevada Corporate Law, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty.
            The registrant has not entered into any indemnification agreements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

4.1  FUSA  Capital  Corporation  2005 Stock  Option  Plan,  previously  filed as
     Exhibit 99.1 to the Company's Form 8-K filed April 19, 2005.

5    Opinion of Jonathan Dariyanani, Esq.

23.1 Consent  of Braverman PC,  Independent  Registered  Public  Accounting
     Firm.

23.2 Consent of Jonathan Dariyanani, Esq.(contained in
     Exhibit 5).

24 Powers of Attorney (included on the signature page of the initial filing of this Registration Statement).

ITEM 9.  UNDERTAKINGS

A.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on the 20th day of April, 2005.

                                      FUSA CAPITAL CORPORATION

                                      By:  /s/ Jenifer Osterwalder
                                           ---------------------------------
                                           Name: Jenifer Osterwalder
                                           Title: Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jenifer Osterwalder as his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this registration statement, and any related registration statement filed pursuant to Rule 462(b) of the Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                           TITLE                      DATE
---------                           -----                      ----

/s/ Jenifer Osterwalder      Chief Executive Officer       April 20, 2005
------------------           (Principal Executive
Jenifer Osterwalder           Officer), Principal
                              Accounting Officer and
                              Director)


/s/ Alexander Khersonski          Director                 April 20, 2005
------------------------
Alexander Khersonski


/s/ Stephen Craig Pollard         Director                 April 20, 2005
-------------------------
Stephen Craig Pollard